FOR IMMEDIATE RELEASE
CONTACT: Leslie Cummings, Vice President of Finance and Treasurer
Knape & Vogt Manufacturing Company (616) 459-3311, Ext. 225
or
Jeff Lambert, Ryan McGrath
Lambert, Edwards & Associates (616) 233-0500

Wind Point Partners to Acquire Knape & Vogt Manufacturing Company
KV Board Cites Complementary Vision, Strong Valuation in Approving Deal

GRAND RAPIDS, Michigan, February 10, 2006 – Knape & Vogt Manufacturing Co. (Nasdaq: KNAP) today announced it has entered into an agreement to be acquired by private equity firm Wind Point Partners for $19 per share in cash. Knape & Vogt’s board of directors has approved the agreement with Wind Point and intends to recommend to Knape & Vogt shareholders that they adopt the agreement.

Knape & Vogt, the Grand Rapids, Mich.-based manufacturer and distributor of drawer slides, shelving, storage and ergonomic office products, announced in October 2005 it had retained W. Y. Campbell & Company, an investment banking firm, to evaluate strategic alternatives, including a possible sale of the Company, in an effort to maximize shareholder value. The sale price represents a 47 percent premium to the average share price over the thirty days preceeding the October 2005 announcement.

“This is the right opportunity for Knape & Vogt, providing a maximum return for shareholders and a continuation of our heritage as a leading product innovator and manufacturer,” said Bill Dutmers, chairman and CEO of Knape & Vogt. “We have been constrained by our capital structure and the cost burdens of being a publicly traded company, and view this acquisition by Wind Point Partners as an ideal opportunity to invest in the future of this organization.”

Salam Chaudhary, principal of Wind Point Partners, added: “Knape & Vogt’s heritage of quality products and strong customer relationships provide a platform to build on as we look to enter new market segments and pursue additional acquisitions. We look forward to partnering with the strong management team of Knape & Vogt to continue its growth.”

Knape & Vogt said that Wind Point’s track record of investments in more than 80 companies and its approach of partnering with existing management and staff were important factors in the board’s decision to approve this agreement. The agreement is subject to Knape & Vogt shareholder approval, as well as certain conditions, including Wind Point's satisfactory completion of the due diligence process and securing of financing. The transaction is expected to close in the second or third quarter of calendar 2006.

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Wind Point Partners Acquires Knape & Vogt – page 2 of 2
Knape & Vogt employs about 600 people at its headquarters and main manufacturing facilities in Grand Rapids and a smaller manufacturing operation in Ho Chi Minh City, Vietnam, and showroom and sales offices in Chicago and Mississauga, Ontario.

About Knape & Vogt
Knape & Vogt brings more than a century of experience to the design, manufacture and distribution of kitchen and bath storage solutions and office products for original equipment manufacturers, specialty distributors, office furniture dealers, hardware chains and major home centers throughout the country. Additional information on Knape & Vogt's product lines is available on www.knapeandvogt.com.

About Wind Point Partners
Wind Point Partners is a private equity investment firm with offices in Chicago, Illinois and Southfield, Michigan that manages more than $1.8 billion in capital. Wind Point focuses on partnering with top caliber management teams to acquire solid middle market businesses. Wind Point has successfully invested in more than 80 companies since 1984. Additional information about Wind Point is available at www.windpointpartners.com.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION ACT OF 1995
Certain statements contained in this news release that are not historical facts constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created by that Act. Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “expects,” “believes,” “should,” and similar expressions, and by the context in which they are used. Such statements are based only upon current expectations of Knape & Vogt.

Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from those expressed or implied. Knape & Vogt undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which they are made.

Statements concerning expected financial performance, business strategies and action, which Knape & Vogt intends to pursue to achieve its strategic objectives, constitute forward-looking information. Implementation of these strategies and achievement of such financial performance are subject to numerous conditions, uncertainties and risk factors, which could cause actual performance to differ materially from the forward-looking statements. These include, but are not limited to, the ability of Knape & Vogt to identify and execute a viable strategic alternative, Knape & Vogt’s continuing to maintain its current growth and profitability and overall economic conditions and other business factors. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

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